Exhibit 99.1

FOR IMMEDIATE RELEASE

Ducommun Reports Results for the

Fourth Quarter and Year Ended December 31, 2012

Ends Year with Strong Cash Flows, Solid Earnings Growth and Record Backlog

LOS ANGELES, California (March 4, 2013)—Ducommun Incorporated (NYSE:DCO) today reported results for its fourth quarter and twelve months ended December 31, 2012.

Highlights

•	Net income for the fourth quarter of 2012 was $3.4 million, or $0.32 per diluted share, after recording a one-time charge for an income tax valuation allowance of $0.21 per diluted share

•	Adjusted EBITDA was $22.7 million for the fourth quarter of 2012, compared to $17.8 million for the fourth quarter of 2011

•	Cash flow from operations was $36.1 million in the fourth quarter of 2012 and $47.5 million for all of 2012

•	Ducommun made voluntary principal pre-payments of $25 million on its term loan in 2012

•	The Company’s firm backlog at the end of 2012 was a record $657 million

“In 2012 our goal was to continue the transformation of Ducommun and provide shareholders with stronger operating performance, and we believe we accomplished this by ending the year with solid margins, a record backlog, and greatly improved financial results,” said Anthony J. Reardon, chairman, president and chief executive officer. “In addition, we pre-paid $25 million of our term loan last year and expect to pre-pay a similar amount in 2013, as we execute a strategy of de-levering our balance sheet and reducing interest expense going forward.

“Our ability to provide Ducommun’s customers with a vast array of high technology products, assemblies, and engineering services has resulted in robust demand across our aerospace and defense markets. We are demonstrating the ability to bring both new and existing clients innovative solutions with a more sophisticated product offering. Even with current budget uncertainties in the defense arena and some softness in our industrial and natural resource segments, we are confident that providing our

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Ducommun Incorporated Reports Fourth Quarter Results

March 4, 2013

customers with greater value will make growth achievable in times of change. We believe that Ducommun has developed an organization that has some of the best capabilities to serve an increasing number of leading companies in the aerospace, defense, and industrial landscape.”

Fourth Quarter Results

Net sales for the fourth quarter of 2012 were $193.9 million, versus $188.2 million in the fourth quarter of 2011. The higher revenue was the result of increased sales of military helicopter, military fixed wing and large commercial aircraft products, partially offset by lower sales of products in the Company’s non-aerospace and defense end markets.

Net income was $3.4 million, or $0.32 per diluted share, compared to a net loss of $48.5 million, or ($4.60) per diluted share, in the fourth quarter of 2011. Excluding pre-tax merger-related expenses of $3.2 million and a pre-tax non-cash goodwill impairment charge of $54.3 million, net income for the fourth quarter of 2011 was $2.8 million, or $0.27 per diluted share. Excluding these charges, earnings increased year-over-year due to higher sales and improved margins, partially offset by higher income tax expense.

The 2012 fourth quarter tax rate was impacted by a charge for a valuation allowance for state research and development tax credits of $2.2 million, or $0.21 per diluted share, which contributed to the effective tax rate of 48.1%, compared to an income tax benefit of 9.5% in the comparable period last year. The valuation allowance was the result of new state legislation passed in the fourth quarter of 2012. The new legislation reduces the amount of Company income allocated to California, thus reducing our ability to realize the benefits of the state research and development tax credits previously recorded. In addition, the Company’s effective tax rate for the fourth quarter of 2012 reflected no current year federal research and development tax benefits; whereas, the effective tax rate for 2011 included federal research and development tax benefits. As a result of federal legislation passed in January 2013, the Company will record approximately $2.0 million of federal research and development tax benefits in the first quarter of 2013.

Operating income for the fourth quarter of 2012 was $14.7 million, or 7.6% of revenue, compared to a loss of $45.4 million, or (24.1%) of revenue, in the comparable period last year. Operating margins increased due to higher net sales and improved margins in 2012 and merger-related expenses and goodwill impairment charges in 2011.

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Ducommun Incorporated Reports Fourth Quarter Results

March 4, 2013

Adjusted EBITDA for the fourth quarter of 2012 increased to $22.7 million, or 11.7% of revenue, compared to $17.8 million, or 9.5% of revenue, for the comparable period last year.

During the fourth quarter of 2012, the Company generated $36.1 million of cash from operations as a result of improved working capital management and operating performance, compared to $25.9 million in the fourth quarter of 2011. Net cash generation during the fourth quarter of 2011 was negatively impacted by $2.0 million of merger-related expenses.

Ducommun AeroStructures (DAS)

The Company’s DAS segment reported net sales for the fourth quarter of $82.2 million, up 19% from $68.9 million in the year ago quarter. The higher revenue was the result of increased sales of military helicopter and large commercial aircraft products.

DAS segment operating income was $7.2 million, or 8.8% of revenue, compared to $3.4 million, or 4.9% of revenue, in the same period of 2011. The increase in operating income reflects a greater proportion of sales of higher margin products. EBITDA was $10.3 million in the quarter, or 12.6% of revenue, compared to $5.6 million, or 8.2% of revenue, in the comparable quarter of the prior year.

Ducommun LaBarge Technologies (DLT)

The Company’s DLT segment net sales were $111.7 million for the fourth quarter of 2012, down 6% from $119.4 million in the year-ago fourth quarter. The lower revenue was primarily the result of a 30% decrease in sales of products in the Company’s non-aerospace and defense markets, partially offset by a 9% increase in sales of military-technology products.

DLT operating income was $11.4 million, or 10.2% of revenue, compared to operating income of $11.3 million, or 9.5% of revenue, in the fourth quarter of 2011, excluding merger-related expenses of $2.5 million and goodwill impairment charges of $54.3 million. EBITDA was $16.2 million in the quarter, or 14.5% of revenue, compared to $16.0 million, or 13.4% of revenue, in the comparable quarter of the prior year, excluding merger-related expenses of $2.5 million and goodwill impairment charges of $54.3 million.

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Ducommun Incorporated Reports Fourth Quarter Results

March 4, 2013

Corporate General and Administrative (“CG&A”)

CG&A expenses for the fourth quarter of 2012 were $4.0 million, or 2.0% of revenue, up slightly from the prior year quarter of $3.3 million, or 1.7% of revenue. Merger-related expenses included in CG&A were $0.6 million in the fourth quarter 2011.

Backlog

Backlog reached record levels of $657 million at December 31, 2012 and reflects strengthening primarily in military and space and commercial aerospace markets and decreases in our non-aerospace and defense markets.

Full Year Results

Net sales for 2012 increased $166.1 million, or 29%, to $747.0 million, compared to $580.9 million in 2011. The higher revenue was primarily the result of the full-year impact from the June 2011 acquisition of LaBarge Inc. (“LaBarge”). Revenue attributable to LaBarge in 2012 and 2011 was $324.2 million and $175.4 million, respectively.

Net income was $16.4 million, or $1.55 per diluted share, compared to net income of $14.9 million, or $1.40 per diluted share, in 2011, excluding merger-related expenses and goodwill impairment charges. Including such charges, the Company reported a net loss of $47.6 million, or ($4.52) per diluted share, in 2011. The increase in earnings in 2012 compared to 2011 was primarily due to higher net sales and operating margins, partially offset by higher interest expense and higher income taxes.

The effective tax rate was 25.3% in 2012, compared to an income tax benefit of 9.1% in 2011. The Company’s 2012 effective tax rate reflected no current year federal research and development tax credits; whereas, the effective tax rate for 2011 included federal research and development tax credits. The 2012 effective tax rate was impacted by the aforementioned research and development tax items, and, as previously reported, the Company recognized a tax benefit as a result of the LaBarge acquisition, which allowed the Company to file state consolidated tax returns in 2012.

Operating income for 2012 was $54.8 million, or 7.3% of revenue, compared to $38.6 million in 2011, or 6.7% of revenue, excluding merger-related expenses of $18.5 million and goodwill impairment charges of $54.3 million.

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Ducommun Incorporated Reports Fourth Quarter Results

March 4, 2013

Adjusted EBITDA for the twelve months of 2012 increased to $84.9 million, or 11.4% of revenue, compared to $57.7 million, or 9.9% of revenue, for 2011.

The Company generated cash flow from operations of $47.5 million in 2012, compared to a use of $3.0 million in 2011. Cash flow from operations in 2011 included $25.6 million of merger-related expenses.

Ducommun AeroStructures (DAS)

DAS reported net sales of $310.0 million in 2012, up 6% from $292.8 million in 2011. The higher revenue was the result of increased shipments of large commercial aircraft and military helicopter products, partially offset by lower shipments of regional aircraft and military fixed wing products.

DAS segment operating income for 2012 was $28.8 million, or 9.3% of revenue, compared to $25.8 million, or 8.8% of revenue, in 2011. Operating income increased in 2012 compared to 2011 due to a greater proportion of revenue from higher margin products. EBITDA was $39.1 million in 2012, or 12.6% of revenue, compared to $35.8 million, or 12.2% of revenue, in 2011.

Ducommun LaBarge Technologies (DLT)

DLT segment net sales were $437.1 million in 2012, up 52% from $288.2 million in 2011. The increased revenue was primarily due to incremental sales from the June 2011 LaBarge acquisition.

DLT operating income for 2012 was $40.7 million, or 9.3% of revenue, compared to $27.0 million, or 9.4% of revenue, in 2011, excluding merger-related expenses of $6.1 million and pre-tax non-cash goodwill impairment charges of $54.3 million. EBITDA was $59.6 million for 2012, or 13.6% of revenue, compared to $38.4 million in 2011, or 13.3% of revenue, excluding merger-related expenses of $6.1 million and pre-tax non-cash goodwill impairment charges of $54.3 million.

Corporate General and Administrative (“CG&A”)

CG&A expenses for 2012 were $14.7 million, or 2.0% of revenue, compared to $26.5 million, or 4.6% of revenue, in 2011. Excluding merger-related expenses in 2011 of $12.4 million, CG&A was $14.1 million, or 2.4% of revenue.

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Ducommun Incorporated Reports Fourth Quarter Results

March 4, 2013

Conference Call

A teleconference hosted by Anthony J. Reardon, the Company’s chairman, president and chief executive officer, and Joseph P. Bellino, the Company’s vice president, treasurer and chief financial officer, will be held today, March 4, 2013 at 2:00 PM PT (5:00 PM ET) to review these financial results. To participate in the teleconference, please call 866-202-3048 (international 617-213-8843) approximately ten minutes prior to the conference time stated above. The participant passcode is 30630969. Mr. Reardon and Mr. Bellino will be speaking on behalf of the Company and anticipate the meeting and Q&A period to last approximately 45 minutes.

This call is being webcast by Thomson Reuters and can be accessed directly at the Ducommun website at www.ducommun.com. Conference call replay will be available after that time at the same link or by dialing 888-286-8010, passcode 98730206.

About Ducommun Incorporated

Founded in 1849, Ducommun Incorporated provides engineering and manufacturing services to the aerospace, defense, and other industries through a wide spectrum of electronic and structural applications. The company is an established supplier of critical components and assemblies for commercial aircraft and military and space vehicles as well as for the energy market, medical field, and industrial automation. It operates through two primary business units – Ducommun AeroStructures (DAS) and Ducommun LaBarge Technologies (DLT). Additional information can be found at www.ducommun.com.

Statements contained in this press release regarding other than recitation of historical facts are forward-looking statements. These statements are identified by words such as “may,” “will,” “ begin,” “ look forward,” “expect,” “believe,” “intend,” “anticipate,” “should”, “potential,” “estimate,” “continue,” “momentum” and other words referring to events to occur in the future. These statements reflect the Company’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including, but not limited to, the state of the world financial, credit, commodities and stock markets, and uncertainties regarding the Company, its businesses and the industries in which it operates, which are described in the Company’s filings with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
	Joseph P. Bellino	or	Chris Witty
	Vice President, Treasurer and		Investor Relations
	Chief Financial Officer		(646)438-9385/cwitty@darrowir.com
(310) 513-7211

[Financial Tables Follow]

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Ducommun Incorporated Reports Fourth Quarter Results

March 4, 2013

DUCOMMUN INCORPORATED AND SUBSIDIARIES

COMPARATIVE DATA

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Fourth Quarters		Years Ended December 31,
	2012	2011	2012	2011
Sales and Service Revenues
Product sales	$185,721	$181,645	$716,417	$552,408
Service revenues	8,171	6,593	30,620	28,506

Net Sales	193,892	188,238	747,037	580,914

Operating Costs and Expenses
Cost of product sales	152,024	151,532	580,999	453,473
Cost of service revenues	6,418	4,371	24,586	21,505
Selling, general and administrative expenses	20,748	23,487	86,639	85,790
Goodwill impairment	—	54,273	—	54,273

Total Operating Costs and Expenses	179,190	233,663	692,224	615,041

Operating Income (Loss)	14,702	(45,425)	54,813	(34,127)
Interest Expense	8,084	8,151	32,798	18,198

Income (Loss) Before Taxes	6,618	(53,576)	22,015	(52,325)
Income Tax Expense (Benefit)	3,183	(5,082)	5,578	(4,742)

Net Income (Loss)	$3,435	$(48,494)	$16,437	$(47,583)

Earnings (Loss) Per Share
Basic earnings (loss) per share	$0.32	$(4.60)	$1.55	$(4.52)
Diluted earnings (loss) per share	$0.32	$(4.60)	$1.55	$(4.52)
Weighted-Average Number of Common Shares Outstanding
Basic	10,595	10,541	10,580	10,536
Diluted	10,634	10,565	10,628	10,621
Gross Profit %	18.3%	17.2%	18.9%	18.2%
SG&A %	10.7%	12.5%	11.6%	14.8%
Net Income (Loss) %	1.8%	-25.8%	2.2%	-8.2%
Effective Income Tax Rate (Benefit)	48.1%	-9.5%	25.3%	-9.1%

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Ducommun Incorporated Reports Fourth Quarter Results

March 4, 2013

DUCOMMUN INCORPORATED AND SUBSIDARIES

COMPARATIVE DATA

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2012	2011
Assets
Current Assets:
Cash and cash equivalents	$46,537	$41,449
Accounts receivable (less allowance for doubtful accounts of $566 and $488)	97,300	96,174
Unbilled receivables	3,556	3,286
Inventories	148,318	154,503
Production cost of contracts	17,960	18,711
Deferred income taxes	10,459	12,020
Other current assets	10,441	14,648

Total Current Assets	334,571	340,791
Property and Equipment, Net	98,383	98,477
Goodwill	161,940	163,845
Intangibles	176,356	187,854
Other Assets	13,824	17,120

Total Assets	$785,074	$808,087

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of long-term debt	$3,042	$1,960
Accounts payable	52,578	60,675
Accrued liabilities	52,716	53,823

Total Current Liabilities	108,336	116,458
Long-Term Debt, Less Current Portion	362,702	390,280
Deferred Income Taxes	67,808	72,043
Other Long-Term Liabilities	23,553	25,022

Total Liabilities	562,399	603,803

Commitments and Contingencies
Shareholders’ Equity:
Common stock — $.01 par value; authorized 35,000,000 shares; issued 10,738,065 shares in 2012 and 10,683,863 shares in 2011	107	107
Treasury stock — held in treasury 143,300 shares in 2012 and 2011	(1,924)	(1,924)
Additional paid-in capital	66,475	64,378
Retained earnings	165,485	149,048
Accumulated other comprehensive loss	(7,468)	(7,325)

Total Shareholders’ Equity	222,675	204,284

Total Liabilities and Shareholders’ Equity	$785,074	$808,087

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Ducommun Incorporated Reports Fourth Quarter Results

March 4, 2013

DUCOMMUN INCORPORATED AND SUBSIDIARIES

BUSINESS SEGMENT PERFORMANCE

(In thousands)

(Unaudited)

				%	%
		Fourth Quarters December 31,		of Net Sales	of Net Sales
	Change	2012	2011	2012	2011
Net Sales
Ducommun AeroStructures (DAS)	19.3%	$82,150	$68,870	42.4%	36.6%
Ducommun LaBarge Technologies (DLT)	-6.4%	111,742	119,368	57.6%	63.4%

Total Net Sales	3.0%	$193,892	$188,238	100.0%	100.0%

Segment Operating Income (Loss) (1)
Ducommun AeroStructures (DAS)		$7,217	$3,385	8.8%	4.9%
Ducommun LaBarge Technologies (DLT) (2)(5)		11,438	(45,520)	10.2%	(38.1%)

		18,655	(42,135)
Corporate General and Administrative Expenses (3)(4)		(3,953)	(3,290)	(2.0%)	(1.7%)

Total Operating Income (Loss)		$14,702	$(45,425)	7.6%	(24.1%)

EBITDA (1)
Ducommun AeroStructures (DAS)
Operating Income		$7,217	$3,385
Depreciation and Amortization		3,113	2,241

		10,330	5,626	12.6%	8.2%
Ducommun LaBarge Technologies (DLT)
Operating Income (Loss) (2)		11,438	(45,520)
Depreciation and Amortization		4,795	4,718

		16,233	(40,802)	14.5%	(34.2%)
Corporate General and Administrative Expenses (3)(4)
Operating Loss		(3,953)	(3,290)
Depreciation and Amortization		44	22

		(3,909)	(3,268)

EBITDA		$22,654	$(38,444)

Adjusted EBITDA - Excluding Goodwill Impairment
Merger-related transaction expenses (3)(4)		$—	$609
Merger-related change-in-control compensation expenses (5)		—	1,369
Goodwill Impairment		—	54,273

		—	56,251

Adjusted EBITDA - Excluding Goodwill Impairment		$22,654	$17,807	11.7%	9.5%

Capital Expenditures
Ducommun AeroStructures (DAS)		$1,590	$1,826
Ducommun LaBarge Technologies (DLT)		1,888	1,485
Corporate Administration		5	39

Total Capital Expenditures		$3,483	$3,350

(1)	Before certain allocated corporate overhead.
(2)	Includes approximately $54.3 million of goodwill impairment expense in the three months ended December 31, 2011.
(3)	Includes approximately $0.6 million of merger-related transaction expenses in 2011 related to the LaBarge Acquisition.
(4)	Includes investment banking, accounting, legal, tax and valuation expenses as a direct result of the LaBarge acquisition.
(5)

Includes approximately $1.4 million in 2011 of merger-related transaction costs resulting from a change-in-control provision for certain LaBarge key executives and employees arising in connection with the LaBarge Acquisition.

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Ducommun Incorporated Reports Fourth Quarter Results

March 4, 2013

DUCOMMUN INCORPORATED AND SUBSIDIARIES

BUSINESS SEGMENT PERFORMANCE

(In thousands)

(Unaudited)

	Change	Years Ended December 31,		% of Net Sales 2012	% of Net Sales 2011
		2012	2011
Net Sales
Ducommun AeroStructures (DAS)	5.9%	$309,982	$292,759	41.5%	50.4%
Ducommun LaBarge Technologies (DLT)	51.7%	437,055	288,155	58.5%	49.6%

Total Net Sales	28.6%	$747,037	$580,914	100.0%	100.0%

Segment Operating Income (Loss) (1)
Ducommun AeroStructures (DAS)		$28,792	$25,798	9.3%	8.8%
Ducommun LaBarge Technologies (DLT) (2)(5)		40,698	(33,390)	9.3%	(11.6%)

		69,490	(7,592)
Corporate General and Administrative Expenses (3)(4)		(14,677)	(26,535)	(2.0%)	(4.6%)

Total Operating Income (Loss)		$54,813	$(34,127)	7.3%	(5.9%)

EBITDA (1)
Ducommun AeroStructures (DAS)
Operating Income		$28,792	$25,798
Depreciation and Amortization		10,313	9,953

		39,105	35,751	12.6%	12.2%
Ducommun LaBarge Technologies (DLT)
Operating Income (Loss) (2)		40,698	(33,390)
Depreciation and Amortization		18,934	11,445

		59,632	(21,945)	13.6%	(7.6%)
Corporate General and Administrative Expenses (3)(4)
Operating Loss		(14,677)	(26,535)
Depreciation and Amortization		166	60

		(14,511)	(26,475)

EBITDA		$84,226	$(12,669)

Adjusted EBITDA - Excluding Goodwill Impairment
Merger-related transaction expenses (3)(4)		$268	$12,394
Merger-related change-in-control compensation expenses (5)		434	3,743
Goodwill Impairment		—	54,273

		702	70,410

Adjusted EBITDA - Excluding Goodwill Impairment		$84,928	$57,741	11.4%	9.9%

Capital Expenditures
Ducommun AeroStructures (DAS)		$7,950	$8,798
Ducommun LaBarge Technologies (DLT)		7,809	5,454
Corporate Administration		54	284

Total Capital Expenditures		$15,813	$14,536

(1)	Before certain allocated corporate overhead.
(2)	Includes approximately $54.3 million of goodwill impairment expense in the twelve months ended December 31, 2011.
(3)	Includes approximately $0.3 million of merger-related transaction expenses in 2012 and $12.4 million in 2011 related to the LaBarge Acquisition.
(4)	Includes investment banking, accounting, legal, tax and valuation expenses as a direct result of the LaBarge acquisition.
(5)

Includes approximately $0.4 million in 2012 and $3.7 million in 2011 of merger-related transaction costs resulting from a change-in-control provision for certain LaBarge key executives and employees arising in connection with the LaBarge Acquisition.

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